                                                                   EXHIBIT 10.7

                             SECURED PROMISSORY NOTE

$145,591.60                                                        June __, 2001

     FOR VALUE RECEIVED, the undersigned, Carl Rosendorf, a resident of Weston, Massachusetts, (the "Maker"), hereby promises to pay to Retail Convergence, Inc., a Delaware corporation (the "Company") the principal amount of One Hundred Forty-Five Thousand Five Hundred Ninety-One and 60/100 Dollars ($145,591.60) (the "Principal Amount"), payable as provided herein with interest at the rate of 6% per annum from the date hereof on the unpaid principal amount hereof accruing until all principal and interest has been paid, payable as set forth herein.

     1. Payments.

          A. Payments of principal and interest shall be made to the Company at the address set forth in Section 8 hereof, or such other place as the Company may direct Maker in writing, in lawful money of the United States of America.

          B. Accrued interest on the outstanding unpaid principal amount hereof shall be due and payable on the last business day of each September, December, March and June, commencing on September 30, 2001. All outstanding principal and accrued interest hereunder shall be paid by the Maker upon demand following the termination of the Maker's employment with the Company for any reason.

          C. The Maker at its option may make prepayments of the principal of, and the interest on, this Note in whole or in part at any time without premium or penalty. Prepayments shall be applied first, to accrued interest and second, to principal.

     2. This Note is being given for payment for 440,000 shares (the "Shares") of Class A Voting Common Stock, par value $.01 par value per share, of the Company (the "Common Stock") issued to the Maker pursuant to a Stock Purchase and Restriction Agreement dated as of June 4, 2001 (the "Stock Restriction Agreement").

     3. The term "Collateral", as used herein, shall mean: (i) certificates representing the Shares, together with a stock power executed in blank, and (ii) any and all dividends, distributions and other rights on or with respect to, and substitutions for and proceeds of, any of the foregoing. The term "Liabilities", as used herein, shall mean all obligations of the Maker under this Note. To secure the payment of this Note and all other Liabilities, the Maker hereby grants to and creates in favor of the Company a lien upon and security interest in the Collateral. Maker hereby agrees to execute all documents and take any other actions reasonably requested by the Company in order to perfect the security interest contemplated hereby.

     4. All obligations of the Maker, and all rights, powers and remedies of the Company, expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Liabilities or any security therefor.

     5. If the Maker shall fail to pay, when due, any amount payable with respect to any of the Liabilities (a "Default"), (a) this Note may at the option of the Company, and without demand or notice of any kind, be declared, and thereupon immediately shall become due, and payable, (b) the Maker agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Company in endeavoring to collect any of the Liabilities or to enforce its rights with respect to any of the Collateral, and (c) the Company may exercise from time to time any rights and remedies available to it as a secured party under the Uniform Commercial Code as in effect from time to time in The Commonwealth of Massachusetts, or otherwise available to it. Without limiting the foregoing, upon Default the Company may, to the fullest extent permitted by applicable law and the Stock Repurchase Agreement, without notice, advertisement, hearing or process of law of any kind, sell any or all of the Collateral, free of all rights and claims of Maker therein and thereto. Any proceeds of any of the Collateral may be applied by the Company to the payment of expenses in connection with the Collateral, free of all rights and claims of the Maker therein and thereto. Any proceeds of any of the Collateral may be applied by the Company to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Company toward the payment of such of the Liabilities. No delay on the part of the Company in the exercise of any right or remedy shall operate as a waiver therefor, and no single or partial exercise by the Company of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     6. Notwithstanding anything to the contrary herein, recourse of the holder of this Note shall be limited to the Collateral, 25% of the original principal amount of this Note and all accrued interest hereunder. The Maker shall have no personal liability to the holder of this Note except as provided in the preceding sentence.

     7. The right is expressly granted to the Company at and after a Default to transfer into the Company's name or nominee any Collateral in the form of securities pledged hereunder and to exercise, at its option, all of the rights of a registered owner with respect thereto, including voting rights, if any. Otherwise, any voting rights shall inure to the benefit of the Maker. The Company agrees that, following the application of any amounts deemed paid hereunder upon its exercise of the Purchase Option (as defined in the Stock Restriction Agreement and required in Section 3 (d) thereof), if requested by the Maker the Company shall first proceed against the Collateral upon any Default hereunder and such remaining Collateral shall be valued at its fair market value. For purposes hereof, the fair market value of such remaining Collateral shall be an amount determined in good faith by the Board of Directors of the Company, but shall not be less than the amount most recently determined by the Board of Directors as the fair market value of the Common Stock in connection with the grant of any option or award under any employee benefit plan adopted by the Company.

     8. This Note shall inure to the benefit of the Company, its successors or assignees. This Note shall be binding upon the Maker and his estate and heirs.

     9. Any notice, request or other communication pursuant to this Note shall be deemed duly given if hand delivered or may be sent by certified or registered mail, in the case of the Company to Retail Convergence, Inc. d/b/a SmartBargains, 40 Broad Street, Boston, MA 02109, Attn: President, with a copy to Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, MA

02110, Attn: Steven M. Peck; and in the case of notice to the Maker, to 43 Scotch Pine Road, Weston, MA 02493, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attn: Jay Bothwick.

     10. The Maker waives presentment, demand, protect and notice of every kind in connection with the enforcement and collection of this Note.

This Note has been executed under seal as of the date written above.



                                                     /s/ Carl Rosendorf
                                                     ---------------------------
                                                     Name:  Carl Rosendorf